UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018, the Board of Directors (the “Board”) of YogaWorks, Inc. (the “Company”) appointed Sky Meltzer (“Mr. Meltzer”) as a director of the Company to fill a newly created seat on the Board. Pursuant to the Company’s Bylaws, Mr. Meltzer will serve as a Class III Director and shall hold office until the Company’s annual meeting of stockholders held in 2020. Mr. Meltzer was also appointed as a member of the Audit Committee and the Compensation Committee of the Board, serving as an independent Board member on each.

Mr. Meltzer has significant experience in the yoga industry.  He most recently served as Chief Executive Officer of Manduka, a brand of premium yoga equipment and apparel, where he led the company’s global expansion from 2008 to 2016.  From 2004 to 2007, he held the position of YogaWorks’ Vice President of Marketing and Business Development and was responsible for managing the creative direction of the brand, expanding the teacher training program and supporting studio operations. Prior to his time with YogaWorks and Manduka, Mr. Meltzer spent 10 years working in the finance, technology and media sectors where he held a variety of positions including investment banking analyst for Soundview Financial Group and brand manager for MGM Studios.  Mr. Meltzer graduated from Stanford University with a B.A. in Economics.  He currently serves on the Board of Directors of Manduka and Pear Sports and is an investor and advisor to several companies in the health and wellness sector.

Mr. Meltzer will be granted restricted stock units with a value of $86,537 (representing the pro-rated 2018 stock grant awarded to non-employee directors), in accordance with our non-employee director compensation program as described in our definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2018.

There are no arrangements or understandings between Mr. Meltzer and any other person pursuant to which Mr. Meltzer was selected as a director of the Company. Mr. Meltzer is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. Meltzer, or any grants or awards made to Mr. Meltzer, in connection with his election to the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: August 13, 2018	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer